EXHIBIT 23.2
Consent of Independent Registered Public Accounting Firm
We consent to the use of our report dated June 2, 2008, with respect to the balance sheet of Petroritupano, S. A. (the Company) as of December 31, 2007 and the related statements of income, stockholders’ equity, and cash flows for the year then ended, incorporated herein by reference and to the reference to our firm under the heading “Experts” on Form F-4 of Petrobras Energía, S. A.
ALCARAZ CABRERA VÁZQUEZ
Mario Pepe P.
Public accountant
C.P.C. N° 18.226
Puerto la Cruz, Anzoátegui State
November 7, 2008

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